This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                                  ===========================================

                                  COMPLETE APPRAISAL
                                  OF REAL PROPERTY

                                  Keystone Industrial Park
                                  180 Rittenhouse Circle and
                                  155 Rittenhouse Circle
                                  Bristol Township
                                  Bucks County, Pennsylvania

                                  ===========================================

                                  IN A SELF-CONTAINED REPORT

                                  As of July 1, 1997


                                  Prepared For:

                                  Goldman Sachs Mortgage Company
                                  85 Broad Street
                                  New York, New York 10004

                                  Prepared By:

                                  Cushman & Wakefield of Pennsylvania, Inc.
                                  Valuation Advisory Services
                                  Two Logan Square - 20th Floor
                                  Philadelphia, Pennsylvania 19103

Cushman & Wakefield of Pennsylvania, Inc.           CUSHMAN &
Two Logan Square                                    WAKEFIELD(R)
Philadelphia, PA 19103                              A ROCKEFELLER GROUP COMPANY
(215) 963-4000

July 1, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:  Complete Appraisal of Real Property
     Keystone Industrial Park
     180 Rittenhouse Circle and
     155 Rittenhouse Circle
     Bristol Township
     Bucks County, Pennsylvania

Dear Mr. Schechner

      In fulfillment of our agreement as outlined in the Lefter of Engagement, Cushman & Wakefield of Pennsylvania Inc. is pleased to transmit our self-contained appraisal report estimating market value of the appropriate fee simple/leased fee interest in the subject property.

      The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of Pennsylvania Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected by and the report was prepared by Joseph G. Vizza under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company         Page 2                       July 1, 1997


      Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the appropriate fee simple/leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

             TWO MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND DOLLARS
                                   $2,825,000

      The subject property includes two separate parcels more fully described within the body of this report. Individual cash flow projections have been prepared on each building leading to a conclusion of value on a building by building basis. The individual values are as follows:

                        180 Rittenhouse Circle $1,575,000
                        155 Rittenhouse Circle $1,250,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Pennsylvania, Inc.

/s/ Joseph G. Vizza
Joseph G. Vizza
Valuation Advisory Services
Pennsylvania Certified
General Appraiser #GA-001242-L

/s/ John B. Rush
John B. Rush, MAI
Director
Valuation Advisory Services
Pennsylvania Certified
General Appraiser #GA-000331-L
Reviewed and Approved

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                     Keystone Industrial Park

Location:                          180 Rittenhouse Circle and
                                   155 Rittenhouse Circle
                                   Bristol Township
                                   Bucks County, Pennsylvania

General Overview:                  180 Rittenhouse Circle consists of a one
                                   story warehouse building containing 60,000
                                   square feet in building area upon a 4.72 acre site. This building was constructed of masonry and steel, featuring a brick and metal panel facade. As of the effective date of this appraisal, the building was vacant and available for occupancy. 155
                                   Rittenhouse Circle consists of a one story office building containing 22,500 square feet in building area constructed on a 3.01 acre site. This building is also constructed of masonry and steel construction and featured a brick and glass plate facade. On the effective date of appraisal, occupancy stood at 100 percent.
                                   Both facilities featured adequate parking accommodations.

Interest Appraised:                180 Rittenhouse Circle    Fee simple
                                   155 Rittenhouse Circle    Leased Fee

Date of Value:                     July 1, 1997

Date of Inspection:                May 28, 1997

Ownership:                         Bell Atlantic

                                   180 Rittenhouse Circle 155 Rittenhouse Circle

Highest and Best Use:  As Vacant   Light industrial use   Light industrial use
                       As Improved Light industrial use   Office use

Value Indicators

  Sales Comparison Approach:                $1,600,000           $1,300,000
    Value Per Square Foot:                    $26.66               $57.77

  Income Capitalization Approach

    Estimated Market Rental Rate:            $3.75/SF            $7.00/SF
    Stabilized Vacancy Rate:                    3%                  3%
    Effective Gross Income:                  $3.56/SF            $8.75/SF
    Operating Expenses                       $1.34/SF            $2.78/SF
    Real Estate Taxes:                       $0.08/SF            $1.86/SF
    Net Operating Income:                      $2.22             $5.96/SF
    Estimated Vacancy Between Tenants        6 months            6 months

                                        Summary of Salient Facts and Conclusions
================================================================================

    Free Rent:                                    NA                       NA
    Probability of Renewal:              65%                        65%
    Tenant Improvement Allowance
      New Tenants in Previously
        Occupied Space:                  $1.00 per square foot  $7.00 per square
                                                                foot
      Renewal Tenants in Same Space:     $0.50 per square foot  $2.00 per square
                                                                foot
    Estimated Market Rental Growth Rate  3.5%                   3.5%
    Estimated Expense Growth Rate:       3.5%                   3.5%
    Estimated Real Estate Tax Growth     3.5%                   3.5%
Rate:

    Reversion Year Capitalization Rate   11.0%                  11.0%
    Transaction Costs in Reversion Sale:  4.0%                  4.0%
    Discount Rate:                       12.0%                  11.5%
  Indicated Value:                       $1,575,000             $1,250,000

Value Conclusion:                        $1,575,000             $1,250,000
  Value Per Square Foot:                 $26.25                 $55.55
  Implicit Capitalization Rate:          8.46%                  10.74%

Marketing Time:                          6 months

Special Assumptions Affecting Valuation:

1.    None

2. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================



                               [GRAPHIC OMITTED]
                                    [PHOTO]

                     Front Elevation 180 Rittenhouse Circle



                               [GRAPHIC OMITTED]
                                    [PHOTO]

                      Rear Elevation 180 Rittenhouse Circle

                                                 Photographs of Subject Property
================================================================================



                               [GRAPHIC OMITTED]
                                    [PHOTO]

                     Front Elevation 155 Rittenhouse Circle



                               [GRAPHIC OMITTED]
                                    [PHOTO]

                        Rittenhouse Circle looking South

                                                 Photographs of Subject Property
================================================================================



                               [GRAPHIC OMITTED]
                                    [PHOTO]

                        Rittenhouse Circle Looking North

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

PHOTOGRAPHS OF SUBJECT PROPERTY ............................................   1
      INTRODUCTION .........................................................   1
      Identification of Property ...........................................   1
      Property Ownership and Recent History ................................   1
      Purpose and Intended Use of the Appraisal ............................   1
      Interest Appraised and Date of Value .................................   2
      Definitions of Value, Interest Appraised, and Other Pertinent Terms ..   2
      Legal Description ....................................................   3

REGIONAL ANALYSIS ..........................................................   4

MARKET ANALYSIS ............................................................   9

PROPERTY DESCRIPTION .......................................................  21
      Site Description .....................................................  21
      Improvements Description .............................................  22

REAL PROPERTY TAXES AND ASSESSMENTS ........................................  23

ZONING .....................................................................  25

HIGHEST AND BEST USE .......................................................  26

VALUATION PROCESS ..........................................................  28

SALES COMPARISON APPROACH ..................................................  30

INCOME CAPITALIZATION APPROACH .............................................  40

RECONCILIATION AND FINAL VALUE ESTIMATE ....................................  48

ASSUMPTIONS AND LIMITING CONDITIONS ........................................  50

CERTIFICATION OF APPRAISAL .................................................  52

ADDENDA ....................................................................  53

                                                                    INTRODUCTION
================================================================================

Identification of Property

      The subject of this appraisal is 180 and 155 Rittenhouse Circle at the Keystone Industrial Park in Bristol Township, Bucks County, Pennsylvania. 180 Rittenhouse Circle consists of a vacant single story, single user light industrial building that contains 60,000 square feet on a 4.79+/- acre parcel of land, while 155 Rittenhouse Drive consists of a single story, single user office building of 22,500 square feet situated upon a 3.01+/- acre parcel of land. Both buildings were in average to good condition at the time of the inspection.

Property Ownership and Recent History

      Both buildings are title to Bell Atlantic Properties and were purchased on separate occasions. No transfers have occurred within the last ten years. We have reason to believe that the property may now be under contract of sale. However, after discussing the matter with the owner, we have been unable to obtain any details of the pending transaction. The present owner considers this information to be confidential and was not willing to provide details for our analysis. 180 Rittenhouse Circle was vacant at the time of the inspection, while 155 Rittenhouse Circle was entirely leased. The terms of that lease are presented as follows:

================================================================================
Location                       Tenant            Term             Rental Rate
--------------------------------------------------------------------------------
155 Rittenhouse Circle      Jones Apparel      7/95-6/00         7/95 $6.25 Net
                                                                 5/97 $6.50 Net
                                                                 5/98 $7.00 Net
================================================================================

Purpose and Intended Use of the Appraisal

      The purpose of this appraisal is to estimate the market value of the appropriate fee simple/leased fee estate on July 1, 1997. This report is to function as a supporting document in a proposed mortgage financing of the subject property by our client Goldman Sachs Mortgage Company. Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the interior and exterior of each of the subject buildings and the site improvements with Peter Corcoran, the property manager.

      o     Interviewed Peter Corcoran of the property management company.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      o Reviewed a detailed history of income and expense and a budget forecast for the past three years including the budget for planned capital expenditures and repairs.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

================================================================================


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

                                                                    Introduction
================================================================================

      o Prepared an estimate of income and expenses for the development of a discounted cash flow analysis.

            Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, and capitalization rates. This process involved telephone interviews with sellers, buyers and/or cooperating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o Prepared Sales Comparison and Income Capitalization Approaches to value.

Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on May 28, 1997.

Property Rights Appraised

      For the property at 180 Rittenhouse Circle, we have appraised the fee simple estate while for 155 Rittenhouse Circle, we appraised the leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

================================================================================


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                                                                    Introduction
================================================================================

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal. Due to the demand for real property like the subject, we estimate a reasonable Exposure Time to have been six months at the concluded opinion of value reported.

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

      Fee Simple

      Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

      Legal Description

      The property is legally identified by the Bucks County Assessor's Office, as Lots 44 (180 Rittenhouse Circle) and 53 (155 Rittenhouse Circle) contained within Block 023. We have not been provided with the metes and bounds legal description of this site, therefore, none is exhibited.

================================================================================


                                       -3-
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

                                                               REGIONAL ANALYSIS
================================================================================

Philadelphia Metropolitan Area

      The subject property is located on the northern side of the Philadelphia Metropolitan Area in Bucks County, Pennsylvania. The Philadelphia Metropolitan Area, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. The greater metropolitan area is actually part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. The Delaware Valley is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

      According to the most recent estimate of the Federal Census Bureau, the Philadelphia Metropolitan Area has the fourth largest population in the nation after Los Angeles, New York, and Chicago. The currently reported population of about five million represents a .7 percent increase over that counted in 1990. The statistics indicated population growth in the suburban counties surrounding Philadelphia, with a decline in the city itself. The current population of Bucks County is reported to be about 570.6, an increase of approximately 5.4 percent since 1990. These statistics are significant in that demographers believe population growth is directly tied to employment growth.

================================================================================
                              Population Statistics
                         Philadelphia Metropolitan Area
                                 (In Thousands)
================================================================================
           County              1980       1990    (delta)       1995    (delta)
================================================================================
Bucks                         483.8      541.2    + 11.9%      570.6     + 5.4%
--------------------------------------------------------------------------------
Chester                       320.1      376.4    + 17.6%      399.7     + 6.2%
--------------------------------------------------------------------------------
Delaware                      552.2      547.7     - 0.8%      548.2     +  .1%
--------------------------------------------------------------------------------
Montgomery                    644.6      678.1     + 5.2%      703.2     + 3.7%
--------------------------------------------------------------------------------
Philadelphia                1,668.2    1,585.6     - 5.0%    1,521.5     - 4.0%
--------------------------------------------------------------------------------
Burlington                    366.0      395.1     + 8.0%      400.8     + 1.4%
--------------------------------------------------------------------------------
Camden                        472.8      502.8     + 6.4%      506.6     +  .8%
--------------------------------------------------------------------------------
Gloucester                    202.1      230.1    + 13.9%      243.1     + 5.7%
--------------------------------------------------------------------------------
Salem                          65.0       65.3     + 0.5%       64.6     - 1.1%
================================================================================
Total Metropolitan Area     4,774.8    4,922.3     + 3.1%    4,958.3     +  .7%
================================================================================
Source: U.S. Census Bureau
================================================================================

Employment

      The traditional economic base of the region was once heavy manufacturing. Concurrent with national trends, the regional economy has now shifted toward a skilled/service oriented base. Approximately 33 percent of the region's 2.15+/- million in the wage and salary workforce is now employed in the service industries, as contrasted with the approximate 15 percent employed in manufacturing. Furthermore, another 22 percent of the region's workforce is employed in the wholesale and retail trades, while only 14 percent is employed by government.

================================================================================


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                                                               Regional Analysis
================================================================================

                         Philadelphia Metropolitan Area
                          January Employment Statistics
                                 (In Thousands)

=====================================================================================================
      Industry Classification                  1990         1995    (delta)        1997       (delta)
=====================================================================================================
Manufacturing                                 358.6        311.8     -2.6%        305.6        -2.0%
Construction & Mining                          95.4         73.9     +6.0%         73.2        -1.0%
Transportation, Communication & Utilities      99.0        104.5     +3.3%        104.7        +1.9%
Wholesale & Retail Trades                     508.0        482.8     -2.3%        494.6        +2.4%
Finance, Insurance & Real Estate              167.6        155.1     -1.3%        154.2        -0.6%
Services                                      659.1        717.5     +4.3%        765.4        +6.7%
Government                                    308.4        303.3     +0.6%        298.7        -1.5%
                                            --------------------------------------------------------
Total Wage & Salary Employment              2,196.1      2,148.9     +0.8%      2,196.4        +2.2%
                                            ========================================================
Total Civilian Labor Force                  2,409.0      2,397.6     -0.9%      2,450.3        +2.2%
                                            ========================================================
Unemployment                                  114.1        143.5                  123.3
Unemployment Rate                              4.7%         6.0%                   5.0%
=====================================================================================================
Source: Pennsylvania Department of Labor and Industry
=====================================================================================================

      According to statistics prepared by the Pennsylvania Department of Industry and Labor, wage and salary employment in the Philadelphia Metropolitan Area increased by 47,500 jobs or 2.2 percent between 1995 and 1997. Additionally, the total civilian labor force which includes wage and salary employment plus those who are self-employed increased by 52,700 workers. As can be seen, a vast majority of this growth in employment is in the service industries and the wholesale and retail trades.

      The state Department of Industry and Labor reports that, within the service industries, business services, particularly temporary help agencies and accounting firms, led this employment classification with a growth of 27,900 jobs created since 1992. Second place goes to medical services with 12,600 new jobs created in the Philadelphia Metropolitan Area over the past four years. Private sector education was third growing by 19,900 jobs. A listing of the ten largest employers in Bucks County alone bears out this observation. Note that the total civilian labor force, which includes self-employed, has generally remained the same since 1990. Wage and salary positions, though, have declined somewhat.

================================================================================


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                                                               Regional Analysis
================================================================================

====================================================================================================
                          Largest Non-Public Employers
                                  Bucks County
----------------------------------------------------------------------------------------------------
           Employer                       Local Employees                 Product or Service
====================================================================================================
Rohm and Haas Delaware Valley, Inc.            1,498              Chemicals; Engineering; Research
----------------------------------------------------------------------------------------------------
Charming Shops, Inc.                           1,000              Women's Apparel
----------------------------------------------------------------------------------------------------
USX Corp., Fairless Works                        975              Steel Operations
----------------------------------------------------------------------------------------------------
Woods Services                                   949              Residential Hospice
----------------------------------------------------------------------------------------------------
Union Fidelity Life Insurance Co.                933              Insurance
----------------------------------------------------------------------------------------------------
St. Mary Hospital                                915              Health Care; Rehabilitation Center
----------------------------------------------------------------------------------------------------
Independence Bancorp, Inc.                       757              Banking
----------------------------------------------------------------------------------------------------
Betz Laboratories, Inc.                          753              Engineered Chemical Treatment
----------------------------------------------------------------------------------------------------
Ametek, Inc.                                     718              Engineered Materials
----------------------------------------------------------------------------------------------------
Lower Bucks Hospital                             700              Community Hospital
====================================================================================================
Source: Philadelphia Business Journal
====================================================================================================

      According to the Pennsylvania Department of Labor and Industry, the April 1997 unemployment rate in the nine county Philadelphia Metropolitan Area was 4.9 percent. This compares favorably to 5.3 percent for the Commonwealth of Pennsylvania and 4.8 percent for the nation as a whole. Over the last twelve months, unemployment within the Philadelphia Metropolitan Area has declined slightly from 5.2 percent.

Income

      The median effective household buying income or disposable income after federal taxes in the Philadelphia Metropolitan Area is currently estimated to be $44,815. Throughout the region, it is estimated that 11.4 percent of the 1.8 million households have an effective buying income under $20,000 annually. For the entire metropolitan area, 43.9 percent of households have yearly EBI in excess of $50,000. Bucks County has the fourth highest current median household income level in the Metropolitan Area at $53,117 per dwelling unit.

================================================================================


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                                                               Regional Analysis
================================================================================

================================================================================
                                Income Statistics
                         Philadelphia Metropolitan Area
================================================================================
                                     Effective Buying
    County         Households      Income (In Thousands)  Median Household EBI
================================================================================
Bucks               201,200            $12,262,322               $53,117
--------------------------------------------------------------------------------
Chester             141,500              9,721,125                56,581
--------------------------------------------------------------------------------
Delaware            202,700             11,060,641                45,572
--------------------------------------------------------------------------------
Montgomery          267,400             18,535,055                54,711
--------------------------------------------------------------------------------
Philadelphia        577,300             22,803,611                31,682
--------------------------------------------------------------------------------
Burlington          139,900              7,995,281                49,379
--------------------------------------------------------------------------------
Camden              179,200              9,980,971                47,387
--------------------------------------------------------------------------------
Gloucester           83,100              4,672,913                51,405
--------------------------------------------------------------------------------
Salem                23,700              1,195,590                45,095
================================================================================
Total             1,816,000            $98,227,509               $44,815
================================================================================
Source: Sales & Marketing Management
================================================================================

Retail Sales

      Retail sales in the Philadelphia Metropolitan Area are currently estimated to exceed $44 billion annually. The Philadelphia area ranked fifth nationally behind Chicago, Los Angeles, New York and Washington, D.C. in total retail sales for 1995, the last year for which statistics are currently available. Retail sales in this metropolitan area have increased at a compound annual rate of 4.0 percent since 1990. Within Bucks County, annual retail sales for 1995 were estimated to be $6.7 billion, which were 3.7 percent over the previous year sales. Since 1990, retail sales in Bucks County have increased at an annual compound rate of 6.1 percent.

================================================================================
                                  Retail Sales
                 Philadelphia Metropolitan Area and Bucks County
                                 (In Thousands)
================================================================================
                  Metropolitan
      Year        Philadelphia        (delta)       Bucks County     (delta)
================================================================================
      1990        $36,033,312          + 0.6%        $4,962,012        -2.7%
--------------------------------------------------------------------------------
      1991        $35,120,446          - 2.5%        $4,958,338        -0.1%
--------------------------------------------------------------------------------
      1992        $39,811,716          +12.2%        $5,843,542       +17.9%
--------------------------------------------------------------------------------
      1993        $40,858,286          + 2.6%        $6,255,303        +7.0%
--------------------------------------------------------------------------------
      1994        $43,480,561           +6.4%        $6,423,095        +2.7%
--------------------------------------------------------------------------------
      1995        $44,309,612           +1.9%        $6,663,133        +3.7%
--------------------------------------------------------------------------------
Compound Annual Change                 + 4.0%                          +6.1%
================================================================================
Source: Sales & Marketing Management 1990-1995
================================================================================

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                                                               Regional Analysis
================================================================================

Linkages

      The Philadelphia Metropolitan Area benefits from an admirable transportation system linking the region to the rest of the nation and points throughout the world. The Port of Philadelphia is one of the largest fresh water ports in the country. The Philadelphia International Airport provides service to most major North American cities and many European destinations. From its central location in the heart of the eastern megalopolis, excellent highway and rail accessibility is also available.

Cultural, Educational and Recreational Resources

      Educational opportunities abound throughout the region, with twelve major colleges and universities located here. There are also four teaching medical college hospitals in the Philadelphia area. As the nation's fourth largest urban center and first capital, cultural and recreational activities available to the populace are widely diverse.

Conclusions

      The central core of this metropolitan area, the City of Philadelphia, continues to experience a fiscal crisis precipitated by a diminishing tax base and the increased need for new and costly municipal services. However, the current administration and council are now cooperating to promote fiscal responsibility which the first operating surplus in years. On the other hand, the surrounding suburban counties have been the focus of the region's population and job growth over the last decade. This trend is expected to continue into the next century.

      Overall, the Philadelphia Metropolitan Area is an older, densely developed region with a mature economy which can only be expected to grow less and at a slower pace in the months and years to come. Taxes and labor costs throughout the Northeastern United States are higher than elsewhere so that the opportunities for low cost start-up companies are less. Fortunately, the patchwork of existing small to mid-sized companies in the Philadelphia Metropolitan Area should protect this region from the severe economic shocks seen in many single industry towns.

      Thus, over the long term, the Philadelphia Metropolitan Area benefits from a diversified economic base which should protect the region from the effects of wide swings in the economy. The region's strategic location along the eastern seaboard and its reputation as a major business center should further enhance the area's long term outlook. The region's real estate market is exhibiting some optimism as availabilities are absorbed through the current economic expansion. It is our conclusion that the long term trends of the region should eventually exert positive influences on the values of well located and well designed real property.

================================================================================


                                       -8-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 MARKET ANALYSIS
================================================================================

Location Overview

      The subject property is situated in Bristol Township, in an area more commonly referred to as Lower Bucks County, Pennsylvania. Bristol Township lies approximately eight miles north of the Philadelphia city limits. According to the 1990 Census, 57,129 people currently reside in the township, which is a 3 percent decrease from the 1980 Census. Bristol Township is characterized by a mix of industrial, residential and commercial land uses, and has been substantially developed for years. Industrial development is centered in "campus settings" along major highways. Typical of these are the Keystone Business Park, Edgely Industrial Park and Expressway 95 Industrial Park.

      The area immediately surrounding and directly influencing the subject property is characterized by industrial development in the Keystone Industrial Park. The park consists of is a 400 acre, non-offensive manufacturing/assembly/distribution industrial center which was begun in the early 1970's. The park benefits from a location adjacent to Interstate 95 and is in close proximity to Interchange 29 of the Pennsylvania Turnpike. Keystone Business Center, which situated directly across Ford Road, is a smaller development within the confines of Keystone Industrial Park. Prominent tenants/owners having facilities within the park include Kinney Wall Coverings, Ferag, Hosiery Corp of America, Clopay, Scanforms, Rolm, and Jones Apparel Group.

Industrial Market Overview

Industrial real estate is typically segregated into three basic classifications for analytical purposes: warehouse/distribution, manufacturing and flex/research and development. Warehouse/distribution facilities have high ceilings and an abundance of tailgate loading, while manufacturing facilities are designed with heavy power and a more substantial structural frame plus reinforced flooring to accommodate machinery. A nominal amount of office space is included within the demised area of both types, usually five to ten percent.

      There has evolved a distinct submarket for single story facilities which can be completely finished as office space or laboratory space should the occupant elect to do so. These "flex" buildings or research and development facilities additionally differentiate themselves in the marketplace by offering lower ceiling heights than typically found in the traditional industrial property, limited loading, many times air conditioning throughout, and a generally higher quality of construction. The term "flex" signifies that the building's overall design is flexible in accommodating users with needs of between ten percent and 100 percent of the demised area finished as office area or laboratories. The following points summarize major recent trends in the local industrial market surrounding the subject property:

      In the current real estate market, warehouse/distribution facilities are a preferred commodity. Competition from cheaper foreign made products is strong so that the market for manufacturing space is expected to remain in the doldrums for some time to come. The market for flex/research and development space is dependent research frequently funded by the federal government, particularly defense spending; the specialization of much of the construction which goes into these facilities creates built-in functional obsolescence, thereby increasing the risks of ownership since retrofit can be very costly.

================================================================================


                                      -9-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Metropolitan Philadelphia Industrial Market

      It is estimated that the industrial real estate market of the Philadelphia Metropolitan Area contains approximately 300 million square feet. Of this total, about 130 million square feet are located in the four suburban counties which are adjacent to the City of Philadelphia on the Pennsylvania side of the Delaware River, while another 70 million are situated in the three surrounding counties on the New Jersey side. The remaining 100 million square feet of this inventory may be found within the City of Philadelphia, itself.

      As of 1st Quarter 1997 the vacancy rate in the industrial market of the Philadelphia Metropolitan Area was estimated by the Market Research Development of Cushman & Wakefield to be 11.6 percent. This estimate indicates a modest change since Year-End 1996 when the overall vacancy rate was 12.9 percent. Although vastly improved since 1992 when vacancy peaked at 18.9%, it remains above the low of 9.9% set in 1989. The following chart details vacancy rates in this marketplace over the last seven and one-quarter years.

================================================================================
                                  Vacancy Rates
                          Industrial Real Estate Market
                         Philadelphia Metropolitan Area
================================================================================
                   Metropolitan       City of          Suburban        Suburban
      Date         Philadelphia     Philadelphia     Pennsylvania     New Jersey
================================================================================
1st Quarter 1997      11.6%             9.4%            17.3%              15%
--------------------------------------------------------------------------------
      1996            12.9%            11.1%            16.6%            10.0%
--------------------------------------------------------------------------------
      1995            12.8%            11.8%            14.7%            10.8%
--------------------------------------------------------------------------------
      1994            14.2%            13.5%            17.6%             8.9%
--------------------------------------------------------------------------------
      1993            17.7%            19.5%            18.9%            12.9%
--------------------------------------------------------------------------------
      1992            18.9%            22.0%            18.2%            15.8%
--------------------------------------------------------------------------------
      1991            17.9%            16.3%            19.9%            16.3%
--------------------------------------------------------------------------------
      1990            13.3%            11.3%            14.9%            13.2%
================================================================================

      At the end of the 1st Quarter 1997, there were approximately 34.9 million square feet of available industrial space in this metropolitan area. This figure was reduced from the year end 1996 availability of 38.6 million with the most significant absorption found in warehouse/distribution space. However, the majority of vacancy is still found in warehouse space. The following chart summarizes availability in the industrial real estate market of the Philadelphia Metropolitan Area by product type.

================================================================================


                                      -10-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                        Industrial Market Availabilities
                         Philadelphia Metropolitan Area
                               First Quarter 1997
================================================================================
                        Metropolitan      City of        Suburban     Suburban
 Type of Space          Philadelphia    Philadelphia   Pennsylvania  New Jersey
================================================================================
Manufacturing              8,589,925      3,426,616      3,593,897    1,569,412
--------------------------------------------------------------------------------
Warehouse                 19,163,901      5,507,134      9,492,403    4,164,364
--------------------------------------------------------------------------------
High-Tech                  1,370,548        244,000      1,086,428       40,120
--------------------------------------------------------------------------------
Office Service Center        689,640         43,000        447,568      199,072
--------------------------------------------------------------------------------
Flex/Other                 5,115,759        210,184      3,887,062    1,018,513
================================================================================
        TOTALS            34,929,773      9,430,934     18,507,358    6,991,481
================================================================================

      By location, the subject property, 180 Rittenhouse Circle competes in the Suburban Philadelphia Submarket. There are approximately 18.5 million square feet of industrial space now available in this submarket which represents a vacancy rate of 15.8 percent. On an overall basis, vacancy in suburban Philadelphia increased 100 basis points from Year-End 1995. While the vacancy rate is high, it should be mentioned that older, functionally obsolete buildings with little demand are included in the available space.

========================================================================================================
                           Industrial Market Activity
                             Suburban Philadelphia
                               First Quarter 1997
========================================================================================================
                                                                                          Year-End Total
      Year              Leasing Activity       Sales Activity         Total Activity      Availabilities
========================================================================================================
1st Quarter 1997          685,547 sf           1,349,138 sf           2,034,685 sf              NA
--------------------------------------------------------------------------------------------------------
       1996             3,865,910 sf           2,422,132 sf           6,288,042 sf         20,546,050 sf
--------------------------------------------------------------------------------------------------------
       1995             4,100,725 sf           3,643,244 sf           7,743,969 sf         19,089,320 sf
--------------------------------------------------------------------------------------------------------
       1994             6,928,000 sf           1,681,000 sf           8,609,000 sf         22,934,000 sf
--------------------------------------------------------------------------------------------------------
       1993             5,933,000 sf           2,646,000 sf           8,579,000 sf         24,552,000 sf
--------------------------------------------------------------------------------------------------------
       1992             4,042,000 sf           1,617,000 sf           5,659,000 sf         23,706,000 sf
--------------------------------------------------------------------------------------------------------
       1991             3,893,000 sf           1,222,000 sf           5,115,000 sf         25,866,000 sf
--------------------------------------------------------------------------------------------------------
       1990             3,998,000 sf             669,000 sf           4,667,000 sf         19,370,000 sf
--------------------------------------------------------------------------------------------------------
       1989             6,487,000 sf           1,286,000 sf           7,773,000 sf         12,800,000 sf
========================================================================================================

      During the first quarter 1997, the suburban Philadelphia market, consisting of Montgomery, Bucks, Chester and Delaware counties, accounted for over 70 percent of all sales and leasing activity for the entire Philadelphia metropolitan area. The largest amount of activity is occurring in Montgomery County, followed by Bucks, Delaware, and Chester Counties. In terms of overall vacancy, Bucks County followed only Montgomery County which was estimated to be
15.7 percent. The following is a summary of relevant statistics for the suburban Philadelphia market as of 1st Quarter 1997.

================================================================================


                                      -11-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                           Industrial Market Activity
                             Suburban Philadelphia
                               First Quarter 1997
================================================================================
County            Estimated         Estimated    Sales Activity      Leasing
                  Inventory    Overall Vacancy                      Activity
================================================================================
Montgomery      40,000,000 sf        17.5%         734,446 sf       331,000 sf
--------------------------------------------------------------------------------
Bucks           37,000,000 sf        15.7%          80,000 sf       113,625 sf
--------------------------------------------------------------------------------
Chester         25,000,000 sf         9.8%          30,000 sf       159,833 sf
--------------------------------------------------------------------------------
Delaware        28,000,000 sf        12.3%          72,040 sf        80,664 sf
================================================================================

      During the first quarter 1997, Bucks County accounted for 17 percent of all leasing activity in suburban Philadelphia. Moreover, leasing activity in Bucks County in 1996 was slightly below the leasing activity of 1995. Sales activity reported in Bucks County in the first quarter 1997 accounted for only 6 percent of all sales activity in Suburban Philadelphia. Most of the activity in Bucks occurred in warehouse/distribution space. Understandably, the demand for manufacturing space is less as our economy is no longer based in that sector.

================================================================================
                             Annual Leasing Activity
                          Industrial Real Estate Market
                           Bucks County, Pennsylvania
================================================================================
      Year             Warehouse    Manufacturing        Flex          Total
================================================================================
1st Quarter 1997       101,625         12,000             -0-         113,625 sf
--------------------------------------------------------------------------------
      1996           1,113,650 sf     208,785 sf       67,765 sf    1,390,200 sf
--------------------------------------------------------------------------------
      1995           1,046,000 sf     217,000 sf      197,000 sf    1,460,000 sf
--------------------------------------------------------------------------------
      1994           1,476,000 sf     231,000 sf      214,000 sf    1,921,000 sf
--------------------------------------------------------------------------------
      1993           1,353,000 sf     148,000 sf      264,000 sf    1,765,000 sf
--------------------------------------------------------------------------------
      1992             721,000 sf     251,000 sf      220,000 sf    1,192,000 sf
--------------------------------------------------------------------------------
      1992             778,000 sf      78,000 sf      143,000 sf    1,000,000 s
--------------------------------------------------------------------------------
      1990             947,000 sf     260,000 sf      269,000 sf    1,475,000 sf
================================================================================

      As indicated on the following chart, total sales in Bucks County were approximately 906,000 square feet during 1995, up considerably from the 388,000 square feet sold in 1994. Moreover, Year-End 1996 figures report an increase in sales activity from 1995, with the majority of the activity within the manufacturing sector.

================================================================================


                                      -12-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                              Annual Sales Activity
                          Industrial Real Estate Market
                           Bucks County, Pennsylvania
================================================================================
      Year             Warehouse    Manufacturing        Flex          Total
================================================================================
1st Quarter 1997        80,000 sf         -0-             -0-          80,000 sf
--------------------------------------------------------------------------------
      1996             297,772 sf     566,864 sf      140,000 sf    1,005,304 sf
--------------------------------------------------------------------------------
      1995             224,000 sf     682,000 sf          -0-         906,000 sf
--------------------------------------------------------------------------------
      1994             337,000 sf      20,000 sf       31,000 sf      388,000 sf
--------------------------------------------------------------------------------
      1993             378,000 sf     238,000 sf       74,000 sf      690,000 sf
--------------------------------------------------------------------------------
      1992             463,000 sf     180,000 sf       66,000 sf      709,000 sf
--------------------------------------------------------------------------------
      1991             243,000 sf         -0-          82,000 sf      325,000 sf
--------------------------------------------------------------------------------
      1990             118,000 sf      54,000 sf          -0-         172,000 sf
================================================================================

Rental Rates

      The directed weighted average rental rate for industrial space in the Lower Bucks County submarket was reported at the end of the First Quarter 1997 to be $3.69 per square foot of net rentable building area. on a net basis. This average rental rate represents a 3.65 percent increase over the year end 1996 average rental rate of $3.56 per square foot. As presented later in the Income Capitalization Approach, a survey of light industrial building leases indicated a range from $2.90 to $3.85 per square foot of rentable building area on a net basis. These buildings varied in percentage of finish office area, ceiling height and loading facilities.

      Based on the overall condition, functional utility and location of 180 Rittenhouse Circle, given the aforementioned competitive rental data, an economic rental for the subject property was concluded to be $3.75 per square foot of rentable building area on a net basis. This conclusion will be late elaborated upon in the subsequent Income Capitalization Approach.

Conclusions

      180 Rittenhouse Circle located in the Keystone Industrial Park, within a market accepted business campus in Lower Bucks County. The park is situated within close proximity to highways and strong labor pool.

      From an investment standpoint, warehouse/distribution facilities occupied by credit tenants on a long term basis are a preferred investment in the general real estate market. Manufacturing facilities and flex buildings are not as favored due to perceived additional risks of ownership.

      Finally, in suburban Philadelphia, the overall vacancy rate for industrial space is 17.3 percent which is up from 16.6 percent at year end 1996. Vacancy in Bucks County it self is estimated to be the second highest in Suburban Philadelphia at the second quarter 1997. The available inventory includes older functionally obsolete buildings with little demand. If these properties are excluded from inventory, the true vacancy is less than indicated.

================================================================================


                                      -13-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

New construction is essentially limited to build-to-suit transactions which will help to constrain the supply of the local market.

General Office Market Overview

      Office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe suburban office buildings offer the greatest upside potential among the various property types. Prices for the best quality suburban office buildings have increased due to buyer demand.

      In most suburban markets, office vacancies have declined reflecting the expansions of small business. Most acknowledge that the market "bottomed-out" in 1995 and rents are now generally escalating. More recently, as buyer demand pushes prices up, some investors are more willing to pay for "future" dollars, when only 18 months ago purchase decisions were based solely on revenue in place.

      The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, office building owners are now in a stronger negotiating position as demand outpaces supply. Still, in most communities, there is plenty of land available for new competition.

      The job growth which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employees, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability. The subject property benefits from such trends, particularly due to its location outside the Philadelphia city limits.

      155 Rittenhouse Circle share in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following is a detailed description of this local marketplace.

Southern Bucks County Market Supply

      The subject property, 155 Rittenhouse Circle, competes for tenants in what Cushman & Wakefield designates the Southern Bucks County submarket area of the northern suburbs of Philadelphia. There are approximately 2.6 million square feet of existing commercial office space in the Southern Bucks County marketplace. The following chart is an overview of this marketplace as of the 1st Quarter 1997.

================================================================================


                                      -14-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                             Office Market Overview
                               Lower Bucks County
                                 March 30, 1997
================================================================================
Class of Space    Total Rentable Area    Total Area Available      Vacancy Rate
================================================================================
      A                1,527,169 SF             180,285 SF              11.8%
      B                1,064,107 SF             115,747 SF              10.9%
                  --------------------------------------------------------------
Total Inventory        2,591,276 SF             296,032 SF              11.4%
================================================================================

      As of March 30, 1997, total vacancy in this marketplace was reported to be approximately 11.4 percent, slightly up from year end 1996, however substantially down from a high of 17.9 percent during 1995. In any type of market, there must be an inventory of goods maintained in order to satisfy demand. Within the commercial office market, some space must be maintained at all times to accommodate the constant shifting of tenants.

      A shortage in available inventory is indicated in the market when there is a discernible lack of prime contiguous office space for larger users. Under these conditions, new construction is stimulated. At present, there are no projects under construction in Lower Bucks County. Land does exist in this marketplace for new competition. However, financing requirements continue to be stringent which will curtail rampant, speculative development. Without a financially responsible lead tenant or user, construction and permanent financing is unobtainable at this time.

      Over the last 15 months, the vacancy rate in the Lower Bucks County marketplace has declined from 17.9 percent at the end of 1995 down to a first quarter 1997 level of 11.4 percent. This significant decrease is attributable to the recent rate of absorption. Interestingly, the vacancy that does exist in this market is concentrated in the average and below average buildings. Older, lesser quality office space cannot compare against newer, functional buildings. The aggregate amount of these spaces is such that many analysts are now suggesting structural vacancy to be well above the conventional five percent utilized in past years. On a relative basis, most of the vacancy in the current market is in the older lesser grades of space. The following chart summarizes overall vacancy and total availabilities in the local market since year end 1993.

================================================================================


                                      -15-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                    Office Market Vacancy and Availabilities
                               Lower Bucks County
================================================================================
       Period                  Space Available                  Vacancy Rate
================================================================================
 1st Quarter 1997                 296,032 SF                        11.4%
  Year End 1996                   277,248 SF                        10.7%
  Year End 1995                   460,507 SF                        17.9%
  Year End 1994                   616,113 SF                        22.7%
  Year End 1993                   462,570 SF                        18.5%
================================================================================

      There are no formal plans for additions to inventory at this time in the Lower Bucks County market. Additionally, there are only four blocks of contiguous space equal to 20,000 square feet or greater in the market area, one of which is significantly inferior space. Besides those cited, a major user has no alternative but to consider a build-to-suit transaction. Considering the current cost of construction relative to market rental rates, the basis is set for a jump in rental rates though the timing of such an event is unclear. Nonetheless, this is a positive market influence on existing office product like the subject property.

Market Demand

      Market demand for office space is primarily measured by absorption statistics. Demand for office space in the Lower Bucks County market has historically come from the movement of users outward from within the City of Philadelphia and from the formation of new high tech/service oriented businesses. Over the last two years, absorption of office space in this market has been averaging 23,350+/- square feet per quarter or 93,400+/- square feet annually. Leasing activity has essentially maintained itself at something approximating an average of 47,000 square feet per quarter or 188,000 square feet per annum. However, in First Quarter 1997, leasing activity has reached only 25,518 square feet, while absorption has surpassed historical trends at 31,216 square feet.

================================================================================
                      Office Market Absorption and Leasing
                               Lower Bucks County
================================================================================
       Period                       Absorption                      Leasing
================================================================================
 1st Quarter, 1997                  31,216 SF                     25,518 SF
  Year End, 1996                   228,043 SF                    184,477 SF
  Year End, 1995                   115,174 SF                    186,593 SF
  Year End 1994                    -42,324 SF                    226,511 SF
  Year End 1993                     75,995 SF                    140,703 SF
================================================================================

================================================================================


                                      -16-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis

      From an overall market perspective, absorption statistics are highly indicative of long term growth or decline. Among the various properties which compete for tenants, leasing activity serves as an indication of movement around a specific marketplace. Where absorption is the net change in occupied space over a period of time, leasing is the sum of all completed transactions in a given time period. Leasing statistics are an important consideration in an office market analysis as they can show the amount of continued interest in a specific marketplace and product type. Typically, new construction benefits in a market with strong leasing statistics as tenants "trade-up" to the latest buildings from older complexes.

      Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations. Many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements.

      Given current market dynamics, it would appear that new office space will be needed in the next few years. This, of course, bodes well for current investors with the patience and wherewithal to wait for that expected turn of events. With anticipated demand, and the obsolescence in most of the existing Class B space, it would appear that upside potential exists in well located and functionally designed office properties like the subject. We note, however, that discipline will need to continue among financiers of such projects or a return to the economic bust of the late Eighties will result.

Rental Rates

      The average face rental rate for Class A office space in the Lower Bucks County marketplace at the end of the First Quarter of 1997 was $20.53 per square foot of rentable building area on a full service basis. This level has increased from the year end 1996 average rental of $18.96 per square foot of rentable area. With the Class A segment tightening, the Class B segment witnessed a phenomenal increase in quoted rates. In the local marketplace, Class B space leases at an approximate 17 percent discount from Class A space. The following is a presentation of average face office rental rates in this market since year end 1993.

================================================================================


                                      -17-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

====================================================================================================
                                   Average Face Office Rental Rates
                                          Full Service Basis
                                     Lower Bucks County Market
====================================================================================================
                        Average                    Average
   Period Ending        Class A       Change       Class B        (delta)         CPI       (delta)
                         Rent                       Rent
====================================================================================================
  1st Quarter 1997    $20.53/SF       +8.2%       $17.02/SF        +1.73%        166.0       +.5%
  Year End 1996       $18.96/SF       +3.7%       $16.73/SF       +11.16%        165.1       +2.9%
  Year End 1995       $18.28/SF       -3.7%       $15.05/SF         -1.1%        160.3       +2.4%
  Year End 1994       $18.98/SF       -0.3%       $15.22/SF         +1.4%        156.6       +2.7%
  Year End 1993       $19.04/SF                   $15.01/SF                      152.5
====================================================================================================
Compound Annual Rate:                +1.78%                         +3.0%                   +2.01%
====================================================================================================

      As can be seen from this presentation, the average rental rate for Class A office space in the Lower Bucks County marketplace has remained relatively stable since 1993 but has increased by 8.2 percent over the past three months. By comparison, the region's Consumer Price Index has increased at a compound annual rate of 2.01 percent over the same time period. However, with the decline in vacancy over the past year, market rents are now increasing at rates in excess of inflation.

      Eventually, a tight Class A office market will precipitate new construction. In order to economically justify construction, users must first be willing to pay higher rents than are now being achieved in the competitive open market. Again, this bodes well for well designed and well maintained real property in both classes of office space.

Concessions

      Rent abatement had been a standard inducement to tenants during the late Eighties and very early Nineties, but are now not frequently being granted. In order to win new tenants, landlords had been paying for tenant requested office finishes well over the standard work letter. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased though as capital for such items has all but effectively been removed from the current market. While there are still instances of free rent being quoted, the current trend is definitely toward effective rents.

================================================================================


                                      -18-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Tenant Improvements' Costs

      In the leasing of brand new professional office space, a building standard for interior finishes is established. The standard work letter for brand new first generation office space in suburban Philadelphia is approximately $20.00 to $25.00 per square foot of rentable area. In relet, second generation space like the subject, however, the cost of tenant alterations is considerably less as many materials can be recycled.

      The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

      In general terms, a simple re-painting and re-carpeting and cleaning of ceiling tiles can cost from $5.00 to $10.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $10.00 to $15.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $18.00 to $22.00 per square foot in the current market. In single story office and office/flex space, these costs are less as significant partitioning is not typically required. The amortization of these costs over the term of the lease is expensive and will lower ownership's return.

Leasing Commissions

      The standard market practice for leasing commissions at office space in suburban Philadelphia is six percent of the first year's negotiated rent, five percent of the second, four percent of the third, and three percent of each successive year's gross rent - all payable at initial occupancy. On a weighted average basis for a five year lease, commissions would amount to 4.2 percent of the aggregate rent negotiated. For a renewal, half that amount is customary but open to negotiation between ownership and the brokerage community. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Direct Competition

      Cushman & Wakefield identifies twelve office buildings and six flex complexes, including the subject, which we believe directly compete for tenants within this sub-market. This direct competition is summarized on the opposing page. As can be seen from this presentation, there are approximately 360,780 square feet of office space in these eleven complexes. While there are numerous commercial office buildings in Bucks County, these eleven directly compete due to location, design and professional management. At the End of the First Quarter 1997, total vacancy at the competition was computed to be 11.0 percent which is similar to the overall market vacancy rate of 11.7 percent and the Class A vacancy rate of 11.5 percent.

================================================================================


                                      -19-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      As noted on the previous opposing page, the direct competition for office space is now quoting rents ranging from $10.00 per square foot on a net basis to $18.00 per square foot on a gross basis plus electric with a base year expense stop. In terms of its overall design, 155 Rittenhouse Circle was originally constructed in 1984 as an office/flex building and has subsequently been converted to 100 percent office. As a result, the market would not view the property as a traditional one story office building, but rather it would compete with other office/flex buildings comprised of a high degree of office finish. Being predominately a light industrial complex, Keystone Industrial Park has not historically appealed to the office user. Thus, based on the overall design, age and location of 155 Rittenhouse Circle, the existing contract rent of $7.00, although below the aforementioned range of rates, appears to be reasonable.

Conclusions

      In conclusion, the local rental market has improved over the past year with overall vacancy in the Class A product type at 11.5 percent. During the past 3 to 4 years, overall absorption has been positive, vacancy has declined and rental rates have increased in the subject's marketplace. Concessions are nil and work letters are diminishing in response to demand now over-reaching supply.

      There is land available for future development like that found at the subject in the Lower Bucks market. However, financing requirements continue to be stringent which will curtail rampant, speculative development. Discipline will need to continue among financiers of such projects, though, or a return to the economic bust of the late Eighties will result.

      Suburban office buildings have become the prime real estate investment again behind net leased warehouse/distribution facilities and apartment complexes. Prices are appreciating due to renewed demand. All of these market trends bode positively for the office portions of the subject property. With efficient management and aggressive promotion, we believe the subject property will continue to favorably compete in this market.


                                      -20-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

The Subject Property

      The subject of this appraisal is 180 and 155 Rittenhouse Circle at the Keystone Industrial Campus in Bristol Township, Bucks County, Pennsylvania. The property consists of two separately and distinct single story buildings. 180 Rittenhouse Circle consists of 60,000 square foot light industrial building situated upon a 4.72+/- acre parcel of land, while 155 Rittenhouse Circle consists of a 22,500+/- square foot single story office building situated on
3.01 acres. The following is a more detailed description of subject property.

Site Descriptions

      On the opposing page is a presentation of site specific characteristics for the 2 parcels which comprise the subject property. In our appraisals of these parcels, we did not receive nor review a soil report. However, we assume that the soil's load-bearing capacity is sufficient to support all existing structures and any which might eventually be constructed on the now vacant parcels. The sites' drainage appears to be adequate.

      We were not given a title report to review. We do not know of any other easements, encroachments or restrictions, other than normal utility easements, that would adversely affect the sites' uses. However, we recommend a title search to determine whether any adverse conditions exist.

      We were not given a Wetlands survey to review either. If subsequent engineering data reveal the presence of regulated wetlands areas, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

      According to Community Panel No. 420984-0005C National Flood Insurance Rate Map, effective June 4, 1990, the subject property is located in Flood Hazard Zone C. Zone C is an area which is not within a designated flood prone area. Therefore, the subject property does not require flood hazard insurance.

      No evidence of toxic or hazardous substances were observed during our inspection of the sites. However, we are not trained to perform technical environmental inspections. A professional study is recommended for final determination of any presence of toxic substances.

      Overall, the site at 180 Rittenhouse Circle is typical of business campus development in the area, functionally adequate and well suited for that use. Additionally, although the building coverage ratio at 155 Rittenhouse Circle is slightly below what is typical in the marketplace, only nominal expansion is possible. Thus, given the location of the property and the limited demand element for office users, the practicality of such an expansion becomes questionable.

================================================================================


                                      -21-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Descriptions of Improvements

      On the opposing page is a presentation of general physical characteristics for the 2 buildings which are part of the subject property. The reader will note that we have not made, nor are we qualified by training to make, a compliance survey of the properties with the American with Disabilities Act (ADA). Since we have not been provided with the results of a professional survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the real estate.

      Additionally, we are not aware of any potentially hazardous materials which may have been used in the construction of the improvements to the subject site. Again, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if any exist. Finally, no personal property is included in our analysis of the subject property. The following paragraphs describe specific important attributes for each building:

      180 Rittenhouse Circle - This industrial building is partitioned into a front office area and a rear devoted to warehouse production space. The office area, which is approximately 10 percent of the total building area, features carpeted floors, painted sheetrock walls and suspended acoustical tile ceilings with recessed fluorescent lighting. There is a ceramic tile lavatory in the office area and a small employee kitchen. Heating and cooling to office areas are provided by electrically fired roof-mounted units.

      The rear production area basically features painted exposed construction. Heat is supplied by gas fired suspended units and lighting is derived by suspended halon fixtures. There are men's and women's locker rooms in this space and a small "break; area as well. The building is sprinklered for fire protection and the loading docks have levelers with weather guards.

      It was reported by ownership that the roof requires replacement and will be completed within the next three months. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and turn-around areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      155 Rittenhouse Circle - This is a one story office building that is 100 percent occupied by a single tenant. The office areas feature carpeted floors, painted sheetrock walls and suspended acoustical tile ceilings with recessed fluorescent lighting. There is a ceramic tile lavatory and a small employee kitchen. Heating and cooling to office areas are provided by electrically fired roof-top units.

      Functionally, the floor plan is generally versatile with open areas at the perimeter and private offices to the center. Overall the condition was good. We note the roof had been replace within the last two years. Locationally, given that the Keystone Industrial Park is predominately industrial and has historically attracted industrial users and not office users, the overall desirability of the subject is limited. Adequate on-site parking and turn-around areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                      -22-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is under the taxing jurisdiction of Bucks County Board of Assessment. Taxes are levied against all real and personal property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real and personal property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject's real and personal property, we have reviewed both the present and historical tax rates combined with a forecast of the assessments.

Tax Rates

      The following is a chart displaying the five and ten year trend in tax rates levied by the above noted taxing jurisdictions:

================================================================================
                     Tax Rates Per $1,000 of Assessed Value
================================================================================
Taxing Authority       1987 Tax Rate         1992 Tax Rate        1997 Tax Rate
================================================================================
    County                  38.00               50.35                55.00
--------------------------------------------------------------------------------
    Township                53.25               56.75                55.60
--------------------------------------------------------------------------------
    School                 228.77              378.60               432.40
--------------------------------------------------------------------------------
    Total                  320.02              485.70               543.00
================================================================================

      As the preceding chart indicates, the tax rates affecting the subject property have increased by approximately 7.4 percent per year over the past five years (since 1992), but only 1.4 percent per year over the past ten years (since
1987). Typically, over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent.

      Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the likely stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

      The Bucks County Tax Assessors Office establishes the assessed value on real property for all of the previously noted taxing jurisdictions. The 1997 assessment, as well as the historical assessments for 1995 and 1996, are as follows:

================================================================================


                                      -23-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Real Property Taxes And Assessments
================================================================================

================================================================================
                            Historical Assessed Value
================================================================================
                             180 Rittenhouse Circle
================================================================================
                          1995                 1996                   1997
================================================================================
   Land                 $23,180              $23,180                $23,180
--------------------------------------------------------------------------------
   Building             $59,290              $59,290                $59,290
--------------------------------------------------------------------------------
   Total                $82,470              $82,470                $82,470
--------------------------------------------------------------------------------
                             155 Rittenhouse Circle
================================================================================
                          1995                 1996                   1997
================================================================================
   Land                 $14,790              $14,790                $14,790
--------------------------------------------------------------------------------
   Building             $62,430              $62,430                $62,430
--------------------------------------------------------------------------------
   Total                $77,220              $77,220                $77,220
================================================================================

      As can be seen from the above charts, the 1995 through 1997 has tax assessment for both properties has remained stable. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have compared the assessment to estimated value of the subject property as concluded in this report.

      According to the State Tax Equalization Board (STEB), the current assessment-to-land ratio in Bucks County is 4.9 percent. Thus, the subject's estimated assessment implies a market value, for tax purposes, of $1,683,000 for 180 Rittenhouse Circle and $1,576,000 for Rittenhouse Circle. Based upon our subsequent value conclusion, it appears that both properties are over assessed and an appeal for a reduction should be pursued.

================================================================================
                         Assessed Value Vs. Market Value
--------------------------------------------------------------------------------
Location                     Assessed Market Value            C&W Market Value
--------------------------------------------------------------------------------
180 Rittenhouse Circle             $1,683,000                    $1,575,000
155 Rittenhouse Circle             $1,576,000                    $1,250,000
================================================================================

Ad Valorem Tax Conclusions

      Applying the 1997 assessment for the subject to the total 1997 tax rate results in a combined tax burden of $86,711 in that year as calculated in the following chart.

================================================================================
                             180 Rittenhouse Circle
--------------------------------------------------------------------------------
                         $82,470 x $0.543 = $44,781.21
================================================================================
                             155 Rittenhouse Circle
--------------------------------------------------------------------------------
                         $77,220 x $0.543 = $41,930.23
================================================================================

      The above taxes have been paid for 1997.

================================================================================


                                      -24-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

      The subject property is currently zoned PI- Planned Industrial by Bristol Township. The use regulations in this zone permit a wide range of manufacturing and warehousing activity as well as offices. Several accessory uses are also permitted. The developmental requirements of this zone are summarized as follows:

           ===========================================================
                             Bristol Township
                          PI- Planned Industrial
           -----------------------------------------------------------
           Minimum Lot Area                  2.0 acres
           -----------------------------------------------------------
           Minimum Lot Width                 175 feet
           -----------------------------------------------------------
           Maximum Floor Area Ratio          50 percent
           -----------------------------------------------------------
           Front Yard                        50 feet
           -----------------------------------------------------------
           Side Yard                         25 feet
           -----------------------------------------------------------
           Rear Yard                         50 feet
           -----------------------------------------------------------
           Maximum Building Height           35 ft.
           -----------------------------------------------------------
           On-Site Parking:                  Office - 1 space per 400
                                             square feet of area.
                                             Warehouse - 1 space
                                             per 1,000 square feet of
                                             area.
           ===========================================================

      We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal. We know of no deed restrictions, private or public that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictive do exists.

================================================================================


                                      -25-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

      180 Rittenhouse Circle contains 4.72 acres of land, while 155 Rittenhouse Circle contains 3.01 acres of land. The frontage, size and configuration of each site is felt to provide a suitable land use and/or development potential for a wide variety of possible planned industrial land uses. Public utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

      The subject's zoning classification permits a wide range of manufacturing and warehousing activity as well as offices. As previously mentioned, we are not experts in the interpretation of complex zoning ordinances. Additionally, there are no private restrictions which are known to adversely affect the utilization of the land. Thus, a planned industrial utilization of the subject parcels is legally permissible.

Financially Feasible

      The Regional Analysis section of this report presents demographic and general economic trends which are now favorable for real estate ownership and development. This is particularly true for the suburban communities surrounding Philadelphia where population growth and employment creation are expected to positively continue into the foreseeable future. In spite of this optimism, real estate owners and investors must be cognizant of the fact that the region is densely developed on a relative basis with a mature economy which serves to limit opportunities. Thus, only those properties with a desirable location and functional design are expected to out perform inflation in the general economy.

      In the local real estate market, occupancies among Class A office properties are now the highest in several years with a moderate increase in rental rates being achieved. Additionally, the industrial sector has witnessed a steady decline in vacancies since reaching a peak of 18.2 percent in 1992. Financing is now available when sufficiently supported by the credit of an owner or major tenant. Considering the strength of the market, permitted uses by zoning and the site's physical traits, it is our opinion that the highest and best use of the land on a vacant basis is light industrial development.

================================================================================


                                      -26-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

Highest and Best Use of Property as Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Physical Considerations

      The subject site at 180 Rittenhouse Circle has been improved with a 60,000 square foot light industrial warehouse building that was to be in good condition at the time of the inspection. The building has been vacant for approximately one month, but actively marketed. The subject parcel at 155 Rittenhouse Circle has been improved with a 22,500 square foot one story office building that was 100 percent occupied as of the date of this appraisal. Based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

      As previously stated, we are not experts in the interpretation of complex zoning ordinances. However, based upon our review of public information, it appears that the existing use and development of the subject have been accepted by the local zoning officials. Thus, the subject parcels, as presently improved, represents legal and conforming uses.

Financially Feasible

      As stated in the Market Analysis section of the report, vacancy levels have generally remain stable within the past two years. In addition, sales activity reported in Bucks County in 1996 was slightly above the sales activity reported in 1995. Moreover, most of the activity in Bucks occurred in warehouse/distribution space demonstrating the overall appeal of this building sector. In addition, the local rental market has improved over the past year with overall vacancy in the Class A office product type at 11.5 percent. During the past 2 years, overall absorption has been positive, vacancy has declined, and rental rates have increased in the subject's marketplace.

      Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site as improved.

================================================================================


                                      -27-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

      In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent light industrial and one story office building sales within the subject marketplace which contain similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the saleprice per square foot and extracted overall capitalization rates.

      o Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

================================================================================


                                      -28-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

================================================================================


                                      -29-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

      Over the past 12 months, the market has shown signs of improvement. Rents have increased and concession packages have dissipated while positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large pension funds/European and Asian investors/opportunistic investors such as Vulture Funds stimulated in an effort to capture "bottom of the market" sale prices.

      The subject property consists of two separate parcels identified as 180 Rittenhouse Circle and 155 Rittenhouse Circle On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 180 Rittenhouse Circle. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

================================================================================


                                      -30-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

180 Rittenhouse Circle

      This property is a 60,000 square foot single story warehouse on 4.72 acres of land which was constructed circa 1980. The building was recently vacated and is being actively marketed. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. However, ownership has informed the appriasers that a new roof is required on the facility. This facility provides approximately 10 percent interior office finishes on an overall basis and ceiling heights of 24 feet. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Locationally, Sale #1 exhibits similar attributes as the subject.

      Physically, this property was in similar condition at the time of sale and also required a new roof. This building had 20 foot clear ceilings, similar loading facilities, a 12.5 percent finished interior and a land-to-building ratio of 3.17:1. Economically, Sale #1 was vacant at the time of conveyance. No non-realty items of property were reported to be included in the price. Based on the foregoing, a nominal adjustment to this comparable was deemed necessary.

      Comparable Property Sale #2 was also an arm's length transaction accomplished with market oriented financing. The conveyance took place approximately one year ago and did not involve any adverse leaseholds interests. The property was situated within a similarly planned industrial park as the subject property. Physically, this property was in good condition at the time of sale which is similar to the subject. Additionally, comparable sale #2 featured a higher degree of office finish; however its ceiling height was inferior to what is offered at the subject. Finally, in terms of physical attributes, the Comparable Sale included excess land able to accommodate an additional 15,000 square feet of building expansion. As a result, an overall negative adjustment was applied to this sale for physical attributes. Economically, Comparable Sale #2 was also vacant at the time of conveyance, however the building was much smaller than the subject property suggesting negative adjustment for economies of scale.

      We are informed that Comparable Property Sale #3 involved two unrelated parties and incorporated market oriented financing. The conveyance, which took place six months ago, did not involve any adverse leaseholds interests. Comparable Sale #3 is situated within a slightly superior planned industrial park than the subject. Thus a slight negative adjustment was applied. Physically, the property featured a similar percentage of finished office area as well as loading and ceiling clearance. The comparable property was considered to be superior in terms of overall physical condition; however it did feature a smaller land-to-building ratio. Thus, a slight negative adjustment for superior physical attributes was applied.

================================================================================


                                      -31-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Economically, Comparable Sale #3 was also vacant at the time of conveyance. The building was much smaller than the subject property suggesting a negative adjustment for economies of scale. Overall, a negative adjustment is made to Sale #3.

      Comparable Property Sale #4 involved two unrelated parties and incorporated market oriented financing. The conveyance, which took place four months ago, did not involve any adverse leaseholds interests. Comparable Sale #4 is situated within a slightly inferior location than the subject, resulting in a positive adjustment. Physically, the property featured a smaller percentage of finished office area but was similar in terms of overall physical condition, loading and ceiling clearance. Finally, although the comparable sale feature a greater land-to-building ratio, the site of the comparable property was such that exposure and visibility were limited due to the fact that it featured a flag lot configuration and was situated approximately 300' off of Canal Road. Overall, this comparable sale was regarded as inferior and warranted a slight positive adjustment. Economically, the comparable was similar in terms of building area and was purchased by an owner/user.

      Finally, Comparable Property Sale #5 is a pending sale involving two unrelated parties incorporating market oriented financing. Comparable Sale #5, which is situated within the Keystone Industrial Park, included a similar percentage of finish office area: however, it featured a greater land-to-building ratio than the subject property. Moreover, despite its inferior ceiling height, the comparable was considered to be superior in terms of physical condition. Overall, this comparable sale was regarded as superior and warranted a negative adjustment. Economically, the comparable was similar in terms of building area, and was purchased by an owner/user.

      Conclusion - The five sales assembled for this analysis of 180 Rittenhouse Circle reflect a range in unit value from $27.08 to $36.28 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $26.00 to $28.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $1,600,000 for 180 Rittenhouse Circle. This indication of value is equal to $26.66 square foot of building area.

155 Rittenhouse Circle.

      This property is a 22,500 square foot single story office building on 3.01 acres of land which was constructed in 1980. It is now 100 percent occupied by a single tenant. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. Presented on the opposing page are the data considered applicable to the valuation of 155 Rittenhouse Circle via the Sales Comparison Approach.

================================================================================


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

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Locationally, Comparable Sale #1 exhibits similar attributes as the subject.

      Physically, this property was in similar condition at the time of sale. However, the comparable featured a partial second floor area that resulted in a positive adjustment due to the inferior utility. Economically, Comparable Sale #1 was 85 percent occupied at the time of sale as compared to the 100 percent occupied subject property. Regarding economies of scale, the comparable featured a larger building area than the subject suggesting a positive adjustment. Based on the foregoing, an overall positive adjustment to this comparable was deemed necessary.

      We were informed that Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Locationally, Comparable Sale #2 is considered to be superior to the subject and warrants a negative adjustment. Physically, the property was regarded as similar to the subject property, both having benefited from an on-going maintenance program. Economically, the comparable was reportedly at stabilization at the time of the conveyance. Based on the foregoing, an overall negative adjustment to this comparable was deemed necessary.

      Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Locationally, Comparable Sale #3 is considered to be superior than the subject and warranted a substantial negative adjustment as a result.

      Physically, this property was of similar vintage to that of the subject property. However, the comparable featured a two story section that resulted in a slight positive adjustment for the inferior utility of the second floor space. Economically, Comparable Sale #3 was also 100 percent occupied. Based on the foregoing, an overall negative adjustment attributable to its superior location was deemed necessary.

      Comparable Property Sale #4 was reported to be an arm's length transaction accomplished market oriented financing. The conveyance took place approximately two months ago and did not involve any adverse leaseholds interest. The location of the comparable was considered to be superior and warranted a negative adjustment. The improvements at the comparable property were regarded as similar to the subject; however, economically, the comparable property was only 89 percent occupied as compared to the 100 percent occupied subject property. All things being considered, the comparable property required an overall negative adjustment.

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                                      -33-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Conclusion - As before, the adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $55.00 to $58.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $1,300,000 for 155 Rittenhouse Circle. This indication of value is equal to $57.77 per square foot of building area.

Final Conclusions

      The subject property consists of two separate parcels. Due to differences among these, two sets of data were necessary for this comparative analysis of the real estate. Based upon these analyses, it is our conclusion that the Sales Comparison Approach indicates a total market value of TWO MILLION NINE HUNDRED THOUSAND DOLLARS ($2,900,000) for the entire subject property. This total value is comprised as follows:

              ====================================================
                                Final Conclusions
              ====================================================
                    Property                Indicated Market Value
              ====================================================
              180 Rittenhouse Circle             $1,600,000
              155 Rittenhouse Circle             $1,300,000
                                             --------------
              TOTAL                              $2,900,000
              ====================================================

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                                      -34-
                                                              CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      With regard to 180 Rittenhouse Circle, which consists of a 60,000 light industrial warehouse building that is entirely vacant, we have elected to employ the discounted cash flow (DCF) method. In the DCF method, capital costs as well as the rent loss incurred during the lease-up period is the more easily taken into account than in the direct capitalization technique. In addition, 155 Rittenhouse Circle is a single story office building currently leased on a triple net basis with Jones Apparel which will expire in approximately four years. For the same reasons as stated earlier, the discounted cash flow method is most appropriate for the appraisal problem. The following is a discussion of our discounted cash flow analysis for each parcel which comprises the subject property.

180 Rittenhouse Circle

      This property is a 60,000 square foot single story warehouse which is now vacant and requires lease up. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 180 Rittenhouse Circle to generate over a eleven year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. As mentioned, the subject property is vacant and requires the owner to secure a tenant.

      On the following opposing page is a presentation of recent rental rates on light industrial warehouse space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $2.75 per square foot up to $3.85 per square foot on a triple net basis.

      Comparable Rental #1 represents a modern building within the Bucks County Business Park in Middletown Township, Bucks County. This space within a multi-tenanted facility contained 46,000 square feet with minimal office space. This comparable rental was considered to be in a similar location; however physically, the comparable was regarded as inferior. Two months free rent were reportedly given to the tenant. As a result of our comparison, a slight upward adjustment was applied to this comparable rental.

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                                      -35-
                                                              CUSHMAN &
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                                                  Income Capitalization Approach
================================================================================

      Comparable Rental #2 represents a modern building within the I-95 Industrial Park in Bensalem Township, Bucks County. This space within a multi-tenanted facility contained 50,200 square feet also with minimal office space. This comparable rental was considered to be in a similar industrial location. As a result of our comparison, an upward adjustment was applied to this comparable rental.

      Comparable Rental #3 represents a modern building within the Bucks County Business Park in Middletown Township, Bucks County. This space, which was located in a similar industrial location, contained 78,213 square feet of which 4 percent is finished office space. As a result of our comparison, a upward adjustment was applied to this comparable rental.

      Comparable Rental #4 represents a modern building within the Warrington Industrial Park in Warrington Township, Bucks County and was regarded as slightly superior. This space contained 38,000 square feet with 8 percent finished office space, but only 18' clear ceiling clearance. As a result of our comparison, a nominal adjustment was considered appropriate.

      In addition to analyzing actual lease transactions outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant improvements, however, are a standard and felt to range from $0.50 to $1.00 per square foot depending on the size of the tenant and the duration of the lease.

      After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $3.75 per square foot on a triple net basis. This rent would be fixed over an average five year term. Additionally, the tenant would also be entitled to improvements up to $1.00 per square foot of rentable building area.

      Market rent is forecasted to increase at an average annual rate of 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report.

      Absorption - At the present, the subject property is completely vacant. The local marketplace is experiencing declining vacancy rates, a trend that we feel will continue in the intermediate term. Given the subject's convenient location and functional design, we expect that a tenant could be secured by October 1997 at the rental rate concluded above.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

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

                                                  Income Capitalization Approach
================================================================================

      Allowance for Vacancy and Credit Loss - A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

      Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized; should this tenant vacate, then it is our expectation that an average down time of approximately six months time would be reasonable to re-lease the space. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is three months.

      ==========================================================================
                               Lag Vacancy Allowance
      ==========================================================================
      Event        Probability     x         Down Time         =   Weighted Time
      ==========================================================================
      Rollover         65%         x            -0-            =         -0-
      Turnover         35%         x         2 months          =      2 months
      --------------------------------------------------------------------------
      Total           100%        Average Weighted Time        =      2 months
      ==========================================================================

      Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the ten year holding period is 5.6 percent. Including our overall vacancy/global credit loss allowance estimated at 3 percent, the implied overall occupancy rate of the subject property over the ten year holding period is 7.16 percent.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. Please note, given the subject building historically has been leased on a triple net basis, only those expenses incurred by the landlord are reflected. Additionally, the 1997 budget reflects higher than normal expenses due to the anticipated vacancy attributable by the vacating tenant. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 180 Rittenhouse Circle is estimated to be $44,781 or $0.75.

            Insurance - Based upon our experience, the cost for hazard and liability insurance ranged we have stabilized insurance expense at $7,326 in the first year of the investment or $0.12 per square foot for this analysis.

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                                                  Income Capitalization Approach
================================================================================

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Due to the age and condition of the buildings in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.25 per square foot of gross building area.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.06 to $0.08 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.15 per square foot of building area respectively.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

            Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost associated with tenant improvements at tenant rollover is estimated to be $1.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $0.50 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $0.68 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

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                                      -38-
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                                                  Income Capitalization Approach
================================================================================

            ====================================================================
                                   Tenant Improvement Costs
            ====================================================================
            Event      Probability     x         Unit Cost     =   Weighted Cost
            ====================================================================
            Rollover       65%         x         $0.50/SF      =      $0.33/SF
            Turnover       35%         x         $1.00/SF      =      $0.35/SF
            --------------------------------------------------------------------
            Total         100%        Average Weighted Cost    =      $0.68/SF
            ====================================================================

            Leasing Commissions - In estimating the appropriate stabilized leasing expense for the subject property, the same rollover/turnover probabilities as described above are utilized. The standard leasing commission for new tenants is 6 percent of the first year's rent, 5 percent of the second, 4 percent of the third and 3 percent of each succeeding year's contract rent, payable at lease commencement. Based upon an average five year lease term, leasing commissions are equal to 4.2 percent of total base rental income. The following is a summary of these computations:

            ====================================================================
                                Effective Leasing Commissions
                                Average Five Year Lease Term
                                       Turnover Tenant
            ====================================================================
            Lease Year          %         X     Commission    =    Weighted Rate
            ====================================================================
                 1             20%        X           6%      =      1.20%
                 2             20%        X           5%      =      1.00%
                 3             20%        X           4%      =       .80%
                 4             20%        X           3%      =       .60%
                 5             20%        X           3%      =       .60%
            --------------------------------------------------------------------
               Total          100%  Effective Commission Rate =      4.20%
            ====================================================================

            For a tenant who elects to renew a lease, half of a commission is payable. On a weighted average basis, then, leasing commissions are equal to 2.84 percent of total effective base rental income over the term. The following is a presentation of these computations.

            ====================================================================
                                  Leasing Commission Expense
            ====================================================================
            Event      Probability     x        Commission     =   Weighted Rate
            ====================================================================
            Rollover       65%         x            2.1%       =       1.37%
            Turnover       35%         x            4.2%       =       1.47%
            --------------------------------------------------------------------
            Total         100%        Average Weighted Rate    =       2.84%
            ====================================================================

            Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $O.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $6,000.

            Capital Improvements - Based on conversations with property management, the roof cover at the subject is in need of replacement. We have deducted to cost to cure this obsolescence within the first year at a cost of $2.50 per square foot or $150,000.

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                                      -39-
                                                              CUSHMAN &
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                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                     Investment Grade Industrial Properties
                         Summary of Capitalization Rates
================================================================================
 Sale #.           Location                               Date    Capitalization
                                                                       Rate
================================================================================
    1   201-221 King Manor Drive
        King Manor Industrial Campus                      4/97         12.01%
        Upper Merion Township
        Montgomery County, PA
--------------------------------------------------------------------------------
    2   34 Blevins Drive and 263 Quigley Boulevard
        Airport Business Center                           9/96         11.13%
        New Castle County, DE
--------------------------------------------------------------------------------
    3   1800 Ogletown Road
        Brookside Distribution Center                     4/96          9.17%
        New Castle County, DE
--------------------------------------------------------------------------------
    4   Progress Drive
        USX Industrial Park                               3/96         10.00%
        Falls Township
        Bucks County, PA
================================================================================
Terminal Capitalization Rate Selected                                  11.00%
================================================================================

      Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of
      11.0 percent. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $2,707,500 or $45.12 per square foot of building area.

================================================================================


                                      -40-
                                                              CUSHMAN &
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

                                                  Income Capitalization Approach
================================================================================

      Transaction Costs - From the projected $2,707,500 reversion to an investor in the subject property, we have deducted a total of $108,300 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $2,599,200 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

      ======================================================================
                          AUTUMN 1996 WINTER INVESTOR SURVEY
                               FOR INDUSTRIAL BUILDINGS
      ======================================================================
                         GOING-IN           TERMINAL             IRR
      ----------------------------------------------------------------------
                      Low      High      Low      High      Low      High
      ======================================================================
           Mean      8.90%     9.40%    9.70%     10.7%    11.5%     11.5%
      ----------------------------------------------------------------------
           Range     8.50%     9.50%    9.50%     11.0%    11.0%     12.0%
      ======================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant rollovers; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

================================================================================


                                      -41-
                                                              CUSHMAN &
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                                                  Income Capitalization Approach
================================================================================

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield
      11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

      ==========================================================================
                                   Investment Summary
      ==========================================================================
      Discount Rate      Present Worth        Unit Rate         Overall Rate
      ==========================================================================
         11.00%           $1,669,000          $27.81/SF             7.98%
         11.25%           $1,635,000          $27.25/SF             8.15%
         11.50%           $1,601,000          $26.68/SF             8.32%
         11.75%           $1,569,000          $26.15/SF             8.49%
         12.00%           $1,537,000          $25.61/SF             8.66%
      ==========================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,537,000 to $1,669,000. Considering the fact that the subject property is vacant and requires a tenant to be secured, we believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using an 11.75 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,569,000 which we round to $1,575,000,000 as an indication of market value for 180 Rittenhouse Circle via the Income Capitalization Approach.

      This indication of value produces an implied "going-in" overall capitalization rate of 8.46 percent based upon the initial year's net operating income of $133,188. The implied "going-in" overall capitalization rate is below the parameters set by the above investor's survey due to the lost revenue incurred during lease up. Additionally, based upon a market value of $1,575,000 and a projected future gross reversionary value of approximately $2,707,500, a compound annual rate of appreciation of 5.04 percent is computed which is high, but reflects the subject's current vacant state and need for a new roof. Finally, with regard to the composition of the internal rate of return employed here, approximately 51 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

================================================================================


                                      -42-
                                                              CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

155 Rittenhouse Circle

      This property is a 22,500 square foot single story office building which is now 100 percent occupied by one tenant. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 155 Rittenhouse Circle to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contract at the subject property provides an average base rental income of $6.54 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report.

      Opposing the page which follows are comparable leases considered in estimating the economic rental value for the 155 Rittenhouse Circle. As gleaned from our rental survey, rates on space comparable to the subject range from $7.25 per square foot up to $9.50 per square foot on a net basis.

      Comparable Rental #1 represents office/flex space that was situated within the Bucks County Business Park in Middletown Township, Bucks County. This space within a multi-tenanted facility contained 29,638 square feet with a high degree of office space. This comparable rental was considered to be situated within a superior business park; however, physically, the comparable was regarded as equal. Economically, the space is considerably smaller than the subject, warranting a slight negative adjustment. As a result of our comparison, a negative adjustment was applied to this comparable rental.

      Comparable Rental #2 represents a modern one story office/flex building within the Neshaminy Interplex in Bensalem Township, Bucks County. This complex is one of the higher profile business parks in Southern Bucks County that is regarded as superior as compared to the subject's location. This space contained 10,000 square feet and was regarded as similar in terms of physical condition. Economically, the space is smaller than the subject, warranting a slight negative adjustment. As a result of our comparison, an negative adjustment was applied to this comparable rental.

      Comparable Rental #3 represents office/flex space that was situated within the Bucks County Business Park in Middletown Township, Bucks County. This space within a multi-tenanted facility contained 40,000 square feet with a high degree of office space. This comparable rental was considered to be situated within a superior business park; however, physically, the comparable was regarded as equal. As a result of compatible's slightly superior location, a negative adjustment was applied.

      Comparable Rental #4 represents office/flex space that was situated within the Bucks County Business Park in Middletown Township, Bucks County. This space within a multi-tenanted facility contained 40,000 square feet with a high degree of office space. This comparable rental was considered to be situated within a superior business park; however, physically, the comparable was regarded as equal. As a result of comparable's slightly superior location, a negative adjustment was applied.

================================================================================


                                      -43-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      In addition to analyzing actual lease transactions outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant improvements, however, are a standard and felt to range from $5.00 to $7.00 per square foot depending on the size of the tenant and the duration of the lease.

      After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $7.00 per square foot on a net basis.

      Market rent is forecasted to increase by 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is three months as previously described.

      Operating Expenses - Opposing the following page is a presentation of the historical operating expenses for the subject building. Please note, given the subject building historically has been leased on a triple net basis, only those expenses incurred by the landlord are reflected. Additionally, we were informed that the property was 100 percent vacant in 1994 and part of 1995 which would explain the high expense ratio. given that the structure of the lease is triple net, in addition to utilities, the tenant is responsible for real estate taxes, insurance and common area maintenance. The sum total for these expenses was calculated to be $55,893 or $2.48 per square foot of building area in the first year of the investment. The expenses that are not reimbursed by the tenants include management and a miscellaneous line item. In the initial year of the investment, these costs were quantified to be $6,817 or $0.30 per square foot of building area.

================================================================================


                                      -44-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Other Non-Operating Expenses For this analysis, we have projected tenant improvements at $7.00 for a new tenant and $2.00 for a renewal tenant. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. Thus, a weighted cost of tenant alterations is projected to be $3.75 per square foot in the initial year of the investment holding period.

      On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                         Single Story Office Complexes
                        Summary of Capitalization Rates
================================================================================
     Sale            Location                       Date    Capitalization Rate
================================================================================
      1         928 Jaymor Road
                Bucks County, PA                    8/96           12.37%
                Upper Southampton
--------------------------------------------------------------------------------
      2         700-800 Business Center Drive
                Horsham Township                    9/96           10.73%
                Montgomery County, PA
--------------------------------------------------------------------------------
      3         9001 Lincoln Drive
                Evesham Township                    5/97           11.46%
                Burlington County, NJ
================================================================================
Terminal Capitalization Rate Selected                              11.00%
================================================================================

      Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of
      11.0 percent. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $1,719,936 or $76.44 per square foot of building area.

================================================================================


                                      -45-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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

                                                  Income Capitalization Approach
================================================================================

      ======================================================================
                             AUTUMN 1996 INVESTOR SURVEY
                            FOR SUBURBAN OFFICE BUILDINGS
      ======================================================================
                         GOING-IN           TERMINAL             IRR
      ----------------------------------------------------------------------
                      Low      High      Low      High      Low      High
      ======================================================================
           Mean      8.80%     9.50%    9.30%     9.90%    11.2%     11.6%
      ----------------------------------------------------------------------
           Range     8.00%     11.0%    8.00%     11.0%    10.0%     13.0%
      ======================================================================

      Transaction Costs - From the projected $1,719,936 reversion to an investor in the subject property, we have deducted a total of $68,797 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $1,651,138 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,221,000 to $1,300,000. This discounting process is summarized as follows:

      ==========================================================================
                                Investment Summary
      ==========================================================================
      Discount Rate      Present Worth           Unit Rate          Overall Rate
      ==========================================================================
         11.00%            $1.300,000            $57.77/SF             10.33%
         11.25%            $1,279,000            $56.84/SF             10.50%
         11.50%            $1,259,000            $55.95/SF             10.66%
         11.75%            $1,240,000            $55.11/SF             10.83%
         12.00%            $1,221,000            $54.26/SF             11.00%
      ==========================================================================

      Given the fact that there is approximately four years left on the existing lease, , we believe a discount rate which falls toward the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,259,000 which we round to $1,250,000 for an indication of market value for 155 Rittenhouse Circle via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 10.74 percent based upon the initial year's net operating income of $134,278.

      Additionally, based upon a market value of $1,250,000 and a projected future gross reversionary value of approximately $1,719,936, a compound annual rate of appreciation of 3.24 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 53 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

================================================================================


                                      -46-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Final Conclusions

      The subject property consists of two separate parcels. Due to differences among these, two sets of rental data were necessary for this economic analysis of the real estate. Based upon these analyses, it is our conclusion that the Income Capitalization Approach indicates a total market value of TWO MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($2,825,000) for the entire subject property. This total value is comprised as follows:

            ====================================================
                              Final Conclusions
            ====================================================
                 Property                 Indicated Market Value
            ====================================================
           180 Rittenhouse Circle                 $1,575,000
           155 Rittenhouse Circle                 $1,250,000
                                                  ----------
           TOTAL                                  $2,825,000
            ====================================================

================================================================================


                                      -47-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property:

================================================================================
       Property        Sales Comparison Approach  Income Capitalization Approach
================================================================================
180 Rittenhouse Circle      $1,600,000                     $1,575,000
155 Rittenhouse Circle      $1,300,000                     $1,250,000
--------------------------------------------------------------------------------
TOTAL                       $2,900,000                     $2,825,000
================================================================================

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

================================================================================


                                      -48-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

      In light of the above, we are of the opinion that the market value in the property, as of July 1, 1997, was:

                  TWO MILLION EIGHT HUNDRED TWENTY-FIVE DOLLARS
                                   $2,825,000

      This aggregate conclusion of value is allocated as follows:

================================================================================
                        Final Conclusions of Market Value
================================================================================
         Property                                          Concluded Value
================================================================================
      180 Rittenhouse Circle                                $1,575,000
      155 Rittenhouse Circle                                $1,250,000
                                                --------------------------------
      TOTAL                                                 $2,825,000
================================================================================

================================================================================


                                      -49-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -50-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

      Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -51-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1. Joseph G. Vizza inspected the property. John B. Rush, MAI has reviewed and approved the report and but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John B. Rush has completed the requirements of the continuing education program of the Appraisal Institute.

/s/ Joseph G. Vizza
------------------------------
Joseph G. Vizza
Valuation Advisory Services
Pennsylvania Certified
General Appraiser #GA-001242-L

/s/ John B. Rush
------------------------------
John B. Rush, MAI
Director
Valuation Advisory Services
Pennsylvania Certified

================================================================================


                                      -52-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      Certification of Appraisal
================================================================================

General Appraiser #GA-000331-L

================================================================================


                                      -53-
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

                                                                         ADDENDA
================================================================================

                                 INVESTOR SURVEY

                           APPRAISERS' QUALIFICATIONS

                               [GRAPHIC OMITTED]
                                 [REGIONAL MAP]




                                  ------------
                                  Regional Map
                                  ------------

                               [GRAPHIC OMITTED]
                               [NEIGHBORHOOD MAP]




                                ----------------
                                Neighborhood Map
                                ----------------

                               [GRAPHIC OMITTED]
                        [SECTION OF BUCKS COUNTY TAX MAP]

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                               QUALIFICATIONS OF JOSEPH G. VIZZA
================================================================================

Professional Affiliations

      Candidate, Appraisal Institute (MAI Candidate #M93-3017)
      Delaware Certified General Appraiser (Certificate #X10000284
      New Jersey Certified General Appraiser (Certificate #RG01426 Pennsylvania Certified General Appraiser (Certificate #GA-001242-L) Pennsylvania Real Estate Salesperson (License #RS-198856-L)

Real Estate Experience

      Staff Appraiser, Cushman & Wakefield Valuation Advisory Services, specializing in commercial and industrial real estate appraisal and investment counseling. Cushman & Wakefield is an international full service real estate organization and a Rockefeller Group Company.

      Fee Appraiser, Louis A. Iatarola Realty Appraisal Group of Philadelphia, Pennsylvania, a full service appraisal and consulting firm, specializing in commercial and industrial appraisal assignments from May, 1990 to November, 1996.

Formal Education

      Temple University, Philadelphia, Pennsylvania
      May, 1992, Bachelor of Science, Real Estate

      Appraisal Institute, Chicago, Illinois
        Real Estate Appraisal Principals - Course 1A-1
        Advanced Capitalization - Course 550
        Basic Capitalization - Course 310
        Basic Valuation Procedures - Course 1A-2
        Restricted Appraisal Report Writing Seminar
        Standards of Professional Practice - Part-A
        Standards of Professional Practice - Part-B
        Subdivision Analysis Seminar

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY * NOTIFY AGENCY WITHIN 10 DAYS OF ANY
CHANGE
--------------------------------------------------------------------------------
                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649, Harrisburg, PA 17105-2649

                                 Classification

                               GENERAL APPRAISER


Certificate Number      Certificate Date       Issued          Expires

GA-001242-L             MAY 12 1994            MAY 30 1995     JUN 30 1997

    [Seal of the Bureau of Professional and Occupational Affairs, Department
                                    of State]



/s/ Joseph G. Vizza                        Issued To:
-----------------------------
Signature                                  JOSEPH G VIZZA
                                           1408 WRIGHTSTOWN ROAD
/s/ Dorothy Childress                      NEWTOWN   PA 18940
-----------------------------
Commissioner of Professional
and Occupational Affairs

--------------------------------------------------------------------------------
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss.4911
================================================================================

                                                  QUALIFICATIONS OF JOHN B. RUSH
================================================================================

Professional Affiliations

      Member, Appraisal Institute (MAI Designation #7261)
      Delaware Certified General Appraiser (Certificate #X1-0000051) Maryland Certified General Appraiser (Certificate #10041)
      New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #AB043144A)
      Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

      Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

      Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

      Staff Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

      Associate, Michael Singer Real Estate Company of Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

      Drexel University, Philadelphia, Pennsylvania
        Master of Business Administration - 1982

      Saint Joseph's College, Philadelphia, Pennsylvania
        Bachelor of Arts - 1975

      Appraisal Institute, Chicago, Illinois
        Required Courses of Study Leading to the MAI Designation
        Various Lectures and Seminars for Continuing Education Credits

      Board of Realtors, Philadelphia, Pennsylvania
        Required Courses of Study for State Licensure

                                                  Qualifications of John B. Rush
================================================================================

Qualified Expert Witness

      United States Bankruptcy Court,
      Eastern District of Pennsylvania

      United States Bankruptcy Court,
      Middle District of Pennsylvania

      Court of Common Pleas
      Dauphin County, Pennsylvania

      Board of Assessment Appeals
      Bucks County, Pennsylvania

      Board of Revision of Taxes
      City of Philadelphia

      Board of Tax Review
      City of Philadelphia

      Board of Assessment Appeals
      Dauphin County, Pennsylvania

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY * NOTIFY AGENCY WITHIN 10 DAYS OF ANY
CHANGE
--------------------------------------------------------------------------------
                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649, Harrisburg, PA 17105-2649

                                 Classification

                               GENERAL APPRAISER


Certificate Number      Certificate Date       Issued          Expires

GA-000331-L             SEP 10 1991            MAY 15 1995     JUN 30 1997

    [Seal of the Bureau of Professional and Occupational Affairs, Department
                                    of State]



/s/ John B. Rush                           Issued To:
-----------------------------
Signature                                  JOHN BENJAMIN RUSH
                                           325 POWDER HORN ROAD
/s/ Dorothy Childress                      FORT WASHINGTON PA 19034
-----------------------------
Commissioner of Professional
and Occupational Affairs

--------------------------------------------------------------------------------
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss.4911
================================================================================